Exhibit 23

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-105866, 333-10815, 333-10817, 333-28269, 333-39590, 333-57653, and 333-89448 of Rural Cellular Corporation and Subsidiaries (the “Company”) on Form S-8 of our report dated March 1, 2004 (which expresses an unqualified opinion and includes explanatory paragraphs relating to the adoption of SFAS No. 142 and SFAS No. 150 described in Note 4), appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2003.

/s/ Deloitte & Touche LLP

Minneapolis, Minnesota
March 2, 2004